Exhibit 10.15

STRICTLY CONFIDENTIAL

March 7th, 2025

Kelvin Cooper

Chief Executive Officer & Senior VP Research & Development

Lakewood-Amedex, Inc.

8031 Cooper Creek Blvd., Unit 103

University Park, FL 34201

RE: Amendment to Engagement Letter Dated 2/10/2025 (the “Amendment”)

Dear Mr. Cooper:

The undersigned agree to the below amendments to the engagement letter dated February 10th, 2025 (“Engagement Letter”) between RBW Capital Partners LLC (together and with its affiliates “RBW”), a division of Dawson James Securities, Inc. (the “BD”, and together with RBW, the “Placement Agent”) and Lakewood-Amedex, Inc. (together with its affiliates, the “Company”) Unless otherwise defined herein, terms defined in the Engagement Letter and used herein shall have the meanings given to them in the Engagement Letter.

A.	Section III. Compensation, 1. Capital Markets, a. Direct Listing of the Engagement Letter is amended to the following:

1)	Capital Markets

a.	Direct Listing: If the Company elects to pursue a direct listing on a major US exchange, RBW will act in an advisory capacity to assist the Company with the Direct Listing. In compensation for this advisory work, RBW will be granted one-point-seventy-five percent (1.75%) of the current fully diluted shares outstanding, which includes the conversion of the currently outstanding convertible notes at the minimum direct listing price under applicable Nasdaq rules (“Advisory Stock”). The Company also agrees that Advisory Stock will have demand registration rights and that a resale registration statement covering such shares will be filed within 30 days of the date of the Direct Listing. RBW agrees that they will assist the Company with all aspects required to prepare the Company for the Direct Listing as well as serving as a liaison between representatives at the exchange and the Company throughout the process

B.	This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

C.	This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Engagement Letter. Except as specifically modified hereby, all of the provisions of the Engagement Letter, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

If the foregoing correctly states our understanding, please return a signed copy of this Amendment.

Remainder of Page Intentionally Blank, Signature Page to Follow

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.

All Securities and Brokerage Services are offered through Dawson James Securities, Inc.

101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432

(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC

Very truly yours,

RBW CAPITAL PARTNERS LLC

By:	/s/ Philip Gaucher	Date:	Mar 8, 2025
Name:	Philip Gaucher
Title:	Managing Partner

DAWSON JAMES SECURITIES, INC

By:		Date:
Name:	Robert D. Keyser, Jr.
Title:	Chief Executive Officer

Accepted and Agreed:

LAKEWOOD-AMEDEX, INC.

By:	/s/ Kelvin Cooper	Date:	Mar 7, 2025
Name:	Kelvin Cooper
Title:	CEO & SVP R&D

RBW Capital Partners “RBW” is a Division of Dawson James Securities, Inc.

All Securities and Brokerage Services are offered through Dawson James Securities, Inc.

101 North Federal Highway, Suite 600 | Boca Raton, Florida 33432

(561) 391-5555 | www.dawsonjames.com | Member: FINRA/SIPC